                                                                       Exhibit 2
                                                                       ---------

                 INVESTORS FEDERAL BANK AND SAVINGS ASSOCIATION

                              Chillicothe, Missouri

                               PLAN OF CONVERSION

                   From Mutual to Stock Form of Organization
               and From a Savings Institution to a National Bank

 I.  GENERAL
     -------

     On September 23, 1996, the Board of Directors of Investors Federal Bank and Savings Association (the "Bank") adopted a Plan of Conversion whereby the Bank would convert from a federal mutual savings institution to a federal stock savings institution pursuant to the Rules and Regulations of the OTS and then from a federal stock savings institution to a national bank. The Plan includes, as part of the conversion, the concurrent formation of a holding company. The new holding company is proposed to be chartered as a Delaware corporation under the name "IFB Holdings, Inc." The Plan provides that non-transferable subscription rights to purchase Holding Company Conversion Stock will be offered first to Eligible Account Holders of record as of the Eligibility Record Date, then to the Bank's Tax-Qualified Employee Plans, then to Supplemental Eligible Account Holders of record as of the Supplemental Eligibility Record Date, then to Other Members, and then to directors, officers and employees. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Direct Community Offering. The price of the Holding Company Conversion Stock will be based upon an independent appraisal of the Bank and will reflect its estimated pro forma market value, as converted. It is the desire of the Board of Directors of the Bank to attract new capital to the Bank in order to increase its capital, support future savings growth and increase the amount of funds available for residential and other mortgage lending. The Converted Bank is also expected to benefit from its management and other personnel having a stock ownership in its business, since stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating management and other personnel. No change will be made in the Board of Directors or management as a result of the Conversion.

     The conversion of the Bank to the Converted Bank is referred to herein as the "Stock Conversion," the conversion of the Converted Bank to the National Bank is referred to herein as the "Bank Conversion" and the Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."

 II.  DEFINITIONS
      -----------

      Acting in Concert:  The term "acting in concert" shall have the same
      -----------------
meaning given it in (S)574.2(c) of the Rules and Regulations of the OTS.

     Actual Subscription Price:  The price per share, determined as provided in
     -------------------------
Section VI of the Plan, at which Holding Company Conversion Stock will be sold in the Subscription Offering.

     Affiliate:  An "affiliate" of, or a Person "affiliated" with, a Specified
     ---------
Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

     Associate:  The term "associate," when used to indicate a relationship with
     ---------
any Person, means (i) any corporation or organization (other than the Holding Company, the Bank or a majority-owned subsidiary of the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Bank or any subsidiary of the Holding Company; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any director or officer of the Holding Company or the Bank, to the extent provided in Section VI hereof.

     Bank:  Investors Federal Bank and Savings Association, or such other name
     ----
as the institution may adopt.

     Bank Conversion:  The conversion of the Converted Bank from a federally
     ---------------
chartered stock savings institution to a national bank ("National Bank").

     BIF:  Bank Insurance Fund.
     ---

     Capital Stock:  Any and all authorized shares of stock of the Converted
     -------------
Bank after the Stock Conversion.

     Conversion:  Except as provided in Section III.F., the term "Conversion"
     ----------
means the Stock Conversion and the Bank Conversion.

     Converted Bank:  The federally chartered stock savings institution
     --------------
resulting from the Conversion of the Bank in accordance with the Plan.

     Deposit Account:  Any withdrawable account or deposit in excess of $50 in
     ---------------
the Bank.

     Direct Community Offering:  The offering to the general public of any
     -------------------------
unsubscribed shares which may be effected as provided in Section VI hereof.

     Eligibility Record Date:  The close of business on June 30, 1995.
     -----------------------

     Eligible Account Holder:  Any Person holding a Qualifying Deposit in the
     -----------------------
Bank on the Eligibility Record Date.

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     FRB:   The Board of Governors of the Federal Reserve System.
     ---

     Holding Company: IFB Holdings, Inc., a Delaware corporation, which upon
     ---------------
completion of the Stock Conversion will own all of the outstanding common stock of the Converted Bank, and which upon completion of the Bank Conversion will own all of the outstanding common stock of the National Bank.

     Holding Company Conversion Stock:  Shares of common stock, par value $.01
     --------------------------------
per share, to be issued and sold by the Holding Company as a part of the Conversion; provided, however, that for purposes of calculating Subscription Rights and maximum purchase limitations under the Plan, references to the number of shares of Holding Company Conversion Stock shall refer to the number of shares offered in the Subscription Offering.

     Market Maker:  A dealer (i.e., any Person who engages directly or
     ------------
indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     Maximum Subscription Price:  The price per share of Holding Company
     --------------------------
Conversion Stock to be paid initially by subscribers in the Subscription
Offering.

     Member:  Any Person or entity that qualifies as a member of the Bank
     ------
pursuant to its charter and bylaws.

     National Bank: The national bank resulting from the Bank Conversion.
     -------------

     Non-Tax-Qualified Employee Plan:  Any defined benefit plan or defined
     -------------------------------
contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

     OCC:  Office of the Comptroller of the Currency, Department of the
     ---
Treasury.

     OCC Conversion Application:  The application submitted to the OCC for
     --------------------------
approval of the Bank Conversion.

     OTS:  Office of Thrift Supervision, Department of the Treasury.
     ---

     OTS Bank Conversion Application:  The application submitted to the OTS for
     -------------------------------
approval of the Bank Conversion.

     OTS Conversion Application:  The application submitted to the OTS on Form
     --------------------------
AC.

     Officer:  An executive officer of the Holding Company or the Bank,
     -------
including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Forms:  Forms to be used in the Subscription Offering and in the
     -----------
Direct Community Offering to exercise Subscription Rights.

     Other Members:  Members of the Bank, other than Eligible Account Holders,
     -------------
Tax-Qualified Employee Plans or Supplemental Eligible Account Holders, as of the Voting Record Date.

     Person:  An individual, a corporation, a partnership, an association, a
     ------
joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

     Plan:  This Plan of Conversion of the Bank, including any amendment
     ----
approved as provided in this Plan, which provides for the conversion of the Bank from a federally chartered mutual savings institution to a federally chartered stock savings institution, and the subsequent conversion of the Converted Bank from a federally chartered stock savings institution to a national bank.

     Public Offering:  The offering for sale by the Underwriters to the general
     ---------------
public of any shares of Holding Company Conversion Stock not subscribed for in the Subscription Offering or the Direct Community Offering.

     Public Offering Price:  The price per share at which any unsubscribed
     ---------------------
shares of Holding Company Conversion Stock are initially offered for sale in the Public Offering.

     Qualifying Deposit:  The aggregate balance of each Deposit Account of an
     ------------------
Eligible Account Holder as of the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the Supplemental Eligibility Record Date.

     SAIF:  Savings Association Insurance Fund.
     ----

     SEC:  Securities and Exchange Commission.
     ---

     Special Meeting:  The Special Meeting of Members called for the purpose of
     ---------------
considering and voting upon the Plan of Conversion.

     Stock Conversion: The conversion of the Bank to the Converted Bank,
     ----------------
including the change of the Bank's charter and bylaws to federal stock charter and bylaws; sale by the Holding

Company of Holding Company Conversion Stock; and issuance and sale by the Converted Bank of Converted Bank Common Stock to the Holding Company, all as provided for in the Plan.

     Subscription Offering:  The offering of shares of Holding Company
     ---------------------
Conversion Stock for subscription and purchase pursuant to Section VI of the Plan.

     Subscription Rights:  Non-transferable, non-negotiable, personal rights of
     -------------------
the Bank's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees, or trusts of any such persons including individual retirement accounts and Keogh accounts, to subscribe for shares of Holding Company Conversion Stock in the Subscription Offering.

     Supplemental Eligibility Record Date:  The last day of the calendar quarter
     ------------------------------------
preceding approval of the Plan by the OTS.

     Supplemental Eligible Account Holder:  Any person holding a Qualifying
     ------------------------------------
Deposit in the Bank (other than an officer or director and their associates) on the Supplemental Eligibility Record Date.

     Tax-Qualified Employee Plans:  Any defined benefit plan or defined
     ----------------------------
contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

     Underwriters:  The investment banking firm or firms agreeing to purchase
     ------------
Holding Company Conversion Stock in order to offer and sell such Holding Company Conversion Stock in the Public Offering.

     Voting Record Date:  The date set by the Board of Directors in accordance
     ------------------
with federal regulations for determining Members eligible to vote at the Special Meeting.

III. STEPS PRIOR TO SUBMISSION OF PLAN OF CONVERSION TO THE MEMBERS FOR APPROVAL
     ---------------------------------------------------------------------------

     Prior to submission of the Plan of Conversion to its Members for approval, the Bank must receive from the OTS approval of the Application for Approval of Conversion on Form AC to convert to the federal stock form of organization. The following steps must be taken prior to such regulatory approval:

          A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

          B. The Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office.

       C. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Bank.

       D. The Bank will promptly cause an Application for Approval of Conversion on Form AC, an Application on Form H-(e)1 (or other applicable form) and an OTS Bank Conversion Application to be prepared and filed with the OTS; a Holding Company Application on Form Y-3 to be prepared and filed with the FRB; an OCC Conversion Application to be prepared and filed with the OCC; and a Registration Statement on Form S-1 (or other applicable form) to be prepared and filed with the SEC.

       E. Upon filing of the Form AC, the Bank shall notify its Members that it has filed the Form AC by posting notice in each of its offices and by publishing notice in a newspaper having general circulation in each community in which the Bank maintains an office.

       F. The Board of Directors of the Bank, by majority vote, may, at any time, and notwithstanding any language in this Plan to the contrary, elect not to proceed with the Bank Conversion, in which event the FRB Holding Company Application, the OCC Conversion Application and the OTS Bank Conversion Application may be withdrawn or abandoned. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be disregarded.

IV.  CONVERSION PROCEDURE
     --------------------

     Upon receipt of all regulatory approvals required for consummation of the Stock Conversion, the Bank shall convene the Special Meeting scheduled in accordance with the Bank's Bylaws to vote on the Plan. Promptly after receipt of OTS approval of the OTS Conversion Application and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Bank's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Prospectus as provided in Section VI below. The Bank will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Members for the Special Meeting.

     Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy.

     By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Bank of the Federal Stock Charter and Bylaws in the forms attached as Exhibits A and B to this Plan and (ii) the subsequent Bank Conversion and the adoption by the Converted Bank of the national bank articles of association and bylaws in the forms attached as Exhibits C and D to this Plan. Failure to pursue or receive regulatory approval for the Bank Conversion shall have no effect on the vote with respect to the Stock Conversion.

     Following approval of the application by the OTS, the Plan will be submitted to a vote of the Members at the Special Meeting. If the Plan is approved by Members holding a majority of the total number of votes entitled to be cast at the Special Meeting, the Bank will take all other necessary steps pursuant to applicable laws and regulations to convert to a federal stock savings institution as part of a concurrent holding company formation pursuant to the terms of the Plan.

     The Holding Company Conversion Stock will be offered for sale in the Subscription Offering at the Maximum Subscription Price to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees of the Bank, prior to or within 45 days after the date of the Special Meeting. The Bank may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Holding Company Conversion Stock to and accept subscriptions from other Persons in a Direct Community Offering; provided that the Bank's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees shall have the priority rights to subscribe for Holding Company Conversion Stock set forth in Section VI of this Plan. However, the Holding Company and the Bank may delay commencing the Subscription Offering beyond such 45 day period in the event there exist unforeseen material adverse market or financial conditions. If the Subscription Offering commences prior to the Special Meeting, subscriptions will be accepted subject to the approval of the Plan at the Special Meeting.

     The period for the Subscription Offering will be not less than 20 days nor more than 45 days and the period for the Direct Community Offering will be not more than 45 days, unless extended by the Bank. Upon completion of the Subscription Offering and the Direct Community Offering, if any, any unsubscribed shares of Holding Company Conversion Stock will, if feasible, be sold to the Underwriters for resale to the general public in the Public Offering. If for any reason the Public Offering of all shares not sold in the Subscription Offering and Direct Community Offering cannot be effected, the Holding Company and the Bank will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Holding Company Conversion Stock not sold in the Subscription Offering and Direct Community Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45 day period by the Holding Company and the Bank with the approval of the OTS. The Holding Company and the Bank may jointly seek one or more extensions of such 45 day period if necessary to complete the sale of all shares of Holding Company Conversion Stock. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Holding Company Conversion Stock is required within 24 months after the date of the Special Meeting.

V.  CONSUMMATION OF CONVERSION
    --------------------------

     A.  Consummation of the Stock Conversion.
         ------------------------------------

     The date of consummation of the Stock Conversion will be the effective date of the amendment of the Bank's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the sale of the Holding Company Conversion Stock. After receipt of all orders for Holding Company Conversion Stock, and concurrently with the execution thereof, the amendment of the Bank's federal mutual charter and bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings institution will be declared effective by the OTS, the amended bylaws approved by the Members will become effective, and the Bank will thereby be and become the Converted Bank. At such time, the Holding Company Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Bank will become a wholly owned subsidiary of the Holding Company. The Converted Bank will issue to the Holding Company 100% of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Bank in the Stock Conversion, and the Holding Company will make payment to the Converted Bank of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Holding Company Conversion Stock under the Plan as is necessary to increase the Converted Bank's tangible capital to at least 10% of its adjusted total assets, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.

B.  Consummation of the Bank Conversion.
    -----------------------------------

     The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the FRB, the OCC and the OTS to complete the conversion of the Converted Bank to a national bank, including without limitation, the approval of the Bank Conversion by the Holding Company, as the sole shareholder of the Converted Bank, whereupon the Converted Bank will thereby be and become the National Bank. The Bank Conversion shall be consummated as soon as reasonably practicable following the consummation of the Stock Conversion as described in Section VI herein.

   VI.  STOCK OFFERING
        --------------

        A.  Total Number of Shares and Purchase Price of Conversion Stock
            -------------------------------------------------------------

     The total number of shares of Holding Company Conversion Stock to be issued and sold in the Conversion will be determined jointly by the Boards of Directors of the Holding Company and the Bank prior to the commencement of the Subscription Offering, subject to adjustment if necessitated by market or financial conditions prior to consummation of the Conversion. The total number of shares of Holding Company Conversion Stock shall also be subject to increase in connection with any oversubscriptions in the Subscription Offering or Direct Community Offering.

     The aggregate price for which all shares of Holding Company Conversion Stock will be sold will be based on an independent appraisal of the estimated total pro forma market value of the Holding Company and the Converted Bank. Such appraisal shall be performed in accordance with OTS guidelines and will be updated as appropriate under or required by applicable regulations.

     The appraisal will be made by an independent investment banking or financial consulting firm experienced in the area of thrift institution appraisals. The appraisal will include, among other things, an analysis of the historical and pro forma operating results and net worth of the Converted Bank and a comparison of the Holding Company, the Converted Bank and the Conversion Stock with comparable thrift institutions and holding companies and their respective outstanding capital stocks.

     Based upon the independent appraisal, the Boards of Directors of the Holding Company and the Bank will jointly fix the Maximum Subscription Price.

     If, following completion of the Subscription Offering and Direct Community Offering, a Public Offering is effected, the Actual Subscription Price for each share of Holding Company Conversion Stock will be the same as the Public Offering Price at which unsubscribed shares of Holding Company Conversion Stock are initially offered for sale by the Underwriters in the Public Offering. The Public Offering Price will be a price negotiated by the Holding Company and the Bank with the Underwriters, not in excess of the Maximum Subscription Price. The price paid by the Underwriters for each unsubscribed share will be the Public Offering Price less a negotiated underwriting discount.

     If, upon completion of the Subscription Offering and Direct Community Offering, all of the Holding Company Conversion Stock is subscribed for or only a limited number of shares remain unsubscribed for, or if a Public Offering otherwise cannot be effected, the Actual Subscription Price for each share of Holding Company Conversion Stock will be determined by dividing the estimated appraised aggregate pro forma market value of the Holding Company and the Converted Bank, based on the independent appraisal as updated upon completion of the Subscription Offering or other sale of all of the Holding Company Conversion Stock, by the total number of shares of Holding Company Conversion Stock to be issued and sold by the Holding Company upon Conversion. Such appraisal will then be expressed in terms of a specific aggregate dollar amount rather than as a range.

     B.  Subscription Rights
         -------------------

     Non-transferable Subscription Rights to purchase shares will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible

Account Holders, Other Members and directors, Officers and employees of the Bank as set forth below.

          1.   Preference Category No. 1: Eligible Account Holders
               -------------------------------------------- -------

          Each Eligible Account Holder shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock in an amount equal to the greater of (i) the lesser of $200,000 or five percent (5.0%) of the total offering of shares; (ii) one-tenth of one percent (.10%) of the total offering of shares; or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in the converting Bank in each case on the Eligibility Record Date. If sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase to the extent possible 100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

          Non-transferable Subscription Rights to purchase Holding Company Conversion Stock received by directors and Officers of the Bank and their Associates, based on their increased deposits in the Bank in the one year period preceding the Eligibility Record Date, shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights of Eligible Account Holders.

          2.   Preference Category No. 2: Tax-Qualified Employee Plans
               --------------------------------------------------------

          Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable Subscription Rights to purchase up to 10% of the shares of Holding Company Conversion Stock, provided that singly or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of the Holding Company Conversion Stock. Subscription Rights received pursuant to this Category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any other provision of this Plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority Subscription Right to the extent that the total number of shares of Holding Company Conversion Stock sold in the Conversion exceeds the maximum of the appraisal range as set forth in the subscription prospectus.

          3.   Preference Category No. 3: Supplemental Eligible Account Holders
               -----------------------------------------------------------------

          Each Supplemental Eligible Account Holder shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock in an amount equal to the greater of (i) the lesser of $200,000 or five percent (5.0%) of the total offering of shares; (ii) one-tenth of one percent (.10%) of the total offering of shares; or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in the converting Bank in each case on the Supplemental Eligibility Record Date.

          Subscription Rights received pursuant to this category shall be subordinated to all Subscription Rights received by Eligible Account Holders and Tax-Qualified Employee Plans pursuant to Category Nos. 1 and 2 above.

          Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such person pursuant to this Category.

          In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

          4.   Preference Category No. 4: Other Members
               -----------------------------------------

          Each Other Member shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock remaining after satisfying the subscriptions provided for under Category Nos. 1 through 3 above, subject to the following conditions:

               a. Each Other Member shall be entitled to subscribe for an amount of shares equal to the greater of (i) the lesser of $200,000 or five percent (5.0%) of the total offering of shares; or (ii) one-tenth of one percent (.10%) of the total offering of shares of common stock in the Conversion, to the extent that Holding Company Conversion Stock is available.

               b. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be determined based on the Bank's mutual charter and bylaws in effect on the date of approval by members of this Plan of Conversion.

          5.   Preference Category No. 5: Directors, Officers and Employees
               -------------------------------------------------------------

               Each director, Officer and employee of the Bank as of the date of the commencement of the Subscription Offering shall be entitled to receive non-transferable Subscription Rights to purchase shares of the Holding Company Conversion Stock to the extent that shares are available after satisfying subscriptions under Category Nos. 1 through 4 above. The shares which may be purchased under this Category are subject to the following conditions:

                    a. The total number of shares which may be purchased under this Category may not exceed 25% of the number of shares of Holding Company Conversion Stock.

                    b. The maximum amount of shares which may be purchased under this Category by any Person is the lesser of $200,000 or five percent (5.0%) of the total offering of shares of Holding Company Conversion Stock. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated pro rata among all subscribers in this Category.

          C.   Public Offering and Direct Community Offering
               ---------------------------------------------

               1. Any shares of Holding Company Conversion Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the counties in which the Bank maintains its offices. The Direct Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The purchase price per share to the general public in a Direct Community Offering shall be the same as the Actual Subscription Price. The Holding Company and the Bank may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Direct Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Direct Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Direct Community Offering may include a syndicated community offering managed by such investment banking firm or firms. The Holding Company Conversion Stock will be offered and sold in the Direct Community Offering, in accordance with OTS regulations, so as to achieve the widest distribution of the Holding Company Conversion Stock. No person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase more than the lesser of $200,000 or five percent (5.0%) of Holding Company Conversion Stock offered in the Direct Community Offering. Further, the Bank may limit total subscriptions under this
          Section VI.C.1 so as to assure that the number of shares available for the Public Offering may be up to a specified percentage of the number of shares of Holding Company Conversion Stock. Finally, the Bank may reserve shares offered in the Community Offering for sales to institutional investors.

               In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to cover any reservation of shares for a public offering or institutional orders, next to cover orders of natural persons residing in the counties in which the Bank maintains its offices, then to cover the orders of any other person subscribing for shares in the Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

               The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section VI.C.

               2. Any shares of Holding Company Conversion Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, shall then be sold to the Underwriters for resale to the general public at the Public Offering Price in the Public Offering. It is expected that the Public Offering will commence as soon as practicable after termination of the Subscription Offering and the Direct Community Offering, if any. The Public Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided in Section IV hereof. The Public Offering Price and the underwriting discount shall be determined as provided in Section VI.A hereof and set forth in the underwriting agreement between the Holding Company, the Bank and the Underwriters. Such underwriting agreement shall be filed with the OTS and the SEC.

               3. If for any reason a Public Offering of unsubscribed shares of Holding Company Conversion Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Direct Community Offering, if any, the Boards of Directors of the Holding Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws.

          D.   Additional Limitations Upon Purchases of Shares of Holding
               -----------------------------------------------------------
               Company Conversion Stock
               ------------------------

          The following additional limitations shall be imposed on all purchases of Holding Company Conversion Stock in the Conversion:

               1. No Person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase in the Conversion a number of shares of Holding Company Conversion Stock which exceeds the lesser of $200,000 or five percent (5.0%) of the Holding Company Conversion Stock offered in the Conversion. For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

               2. Directors and Officers and their Associates may not purchase in all categories in the Conversion an aggregate of more than 34% of the Holding Company Conversion Stock. For purposes of this paragraph, an Associate of a Person does not include any Tax-Qualified Employee Plan. Moreover, any shares attributable to the Officers and directors and their Associates, but held by one or more Tax-Qualified Employee Plans shall not be included in calculating the number of shares which may be purchased under the limitation in this paragraph.

               3. The minimum number of shares of Holding Company Conversion Stock that may be purchased by any Person in the Conversion is 25 shares, provided sufficient shares are available.

               4. The Boards of Directors of the Holding Company and the Bank may, in their sole discretion, increase the maximum purchase limitation referred to in subparagraph 1. herein up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription Offering. Requests to purchase additional shares of Holding Company Conversion Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth in this Section VI.

          Depending upon market and financial conditions, the Boards of Directors of the Holding Company and the Bank, with the approval of the OTS and without further approval of the Members, may increase or decrease any of the above purchase limitations.

          For purposes of this Section VI, the directors of the Holding Company and the Bank shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

          Each Person purchasing Holding Company Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations.

          E.   Restrictions and Other Characteristics of Holding Company
               ---------------------------------------------------------
               Conversion Stock Being Sold
               ---------------------------

               1. Transferability. Holding Company Conversion Stock purchased by Persons other than directors and Officers of the Holding Company or the Bank will be transferable without restriction. Shares purchased by directors or Officers shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition of such shares (i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change of control of the Bank or the Holding Company or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Bank's or the Holding Company's equity securities are subject to the prior approval of the OTS.

               The certificates representing shares of Holding Company Conversion Stock issued to directors and Officers shall bear a legend giving appropriate notice of the one year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of common stock of the Holding Company subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Holding Company or Bank directors and Officers as may be then applicable to such restricted stock.

               No director or Officer of the Holding Company or of the Bank, or Associate of such a director or Officer, shall purchase any outstanding shares of capital stock of the Holding Company for a period of three years following the Conversion without the prior written approval of the OTS, except through a broker or dealer registered with the SEC or in a "negotiated transaction" involving more than one percent of the then-outstanding shares of common stock of the Holding Company. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any Person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

               2. Repurchase and Dividend Rights. For a period of three years
                  ------------------------------
          following Conversion, the Converted Bank shall not repurchase any shares of its capital stock, except in the case of an offer to repurchase on a pro rata basis made to all holders of capital stock of the Converted Bank. Any such offer shall be subject to the prior non-objection of the OTS. A repurchase of qualifying shares of a director shall not be deemed to be a repurchase for purposes of this
          Section VI.E.2.

               Present regulations also provide that the Converted Bank may not declare or pay a cash dividend on or repurchase any of its stock (i) if the result thereof would be to reduce the regulatory capital of the Converted Bank below the amount required for the liquidation account to be established pursuant to Section XIII hereof, and (ii) except in compliance with requirements of Section 563.134 of the Rules and Regulations of the OTS.

               The above limitations are subject to Section 563b.3 (g)(3) of the Rules and Regulations of the OTS, which generally provides that the Converted Bank may repurchase its capital stock provided (i) no repurchases occur within one year following conversion,

          (ii) repurchases during the second and third year after conversion are part of an open market stock repurchase program that does not allow for a repurchase of more than 5% of the Bank's outstanding capital stock during a twelve-month period without OTS approval, (iii) the repurchases do not cause the Bank to become undercapitalized, and (iv) the Bank provides notice to the OTS at least 10 days prior to the commencement of a repurchase program and the OTS does not object. In addition, the above limitations shall not preclude payments of dividends or repurchases of capital stock by the Converted Bank in the event applicable federal regulatory limitations are liberalized subsequent to OTS approval of the Plan or as otherwise permitted by the OTS. Such restrictions and limitations shall not apply following consummation of the Bank Conversion, unless the OTS approval of the Bank Conversion otherwise requires.

               3. Voting Rights. After Conversion, holders of deposit accounts
                  -------------
          will not have voting rights in the Bank or the Holding Company. Exclusive voting rights as to the Bank will be vested in the Holding Company, as the sole stockholder of the Bank. Voting rights as to the Holding Company will be held exclusively by its stockholders.

          F.   Exercise of Subscription Rights; Order Forms
               --------------------------------------------

               1. If the Subscription Offering occurs concurrently with the solicitation of proxies for the Special Meeting, the subscription prospectus and Order Form may be sent to each Eligible Account Holder, Tax-Qualified Employee Plan, Supplemental Eligible Account Holder, Other Member, and director, Officer and employee at their last known address as shown on the records of the Bank. However, the Bank may, and if the Subscription Offering commences after the Special Meeting the Bank shall, furnish a subscription prospectus and Order Form only to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees who have returned to the Bank by a specified date prior to the commencement of the Subscription Offering a post card or other written communication requesting a subscription prospectus and Order Form. In such event, the Bank shall provide a postage-paid post card for this purpose and make appropriate disclosure in its proxy statement for the solicitation of proxies to be voted at the Special Meeting and/or letter sent in lieu of the proxy statement to those Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders who are not Members on the Voting Record Date.

               2. Each Order Form will be preceded or accompanied by a subscription prospectus describing the Holding Company and the Converted Bank and the shares of Holding Company Conversion Stock being offered for subscription and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Holding Company Conversion Stock.

               3. The Order Forms (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following:

               (i) A clear and intelligible explanation of the Subscription Rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees;

               (ii) A specified expiration date by which Order Forms must be returned to and actually received by the Bank or its representative for purposes of exercising Subscription Rights, which date will be not less than 20 days after the Order Forms are mailed by the Bank;

               (iii) The Maximum Subscription Price to be paid for each share subscribed for when the Order Form is returned;

               (iv) A statement that 25 shares is the minimum number of shares of Holding Company Conversion Stock that may be subscribed for under the Plan;

               (v) A specifically designated blank space for indicating the number of shares being subscribed for;

               (vi) A set of detailed instructions as to how to complete the Order Form including a statement as to the available alternative methods of payment for the shares being subscribed for;

               (vii) Specifically designated blank spaces for dating and signing the Order Form;

               (viii) An acknowledgment that the subscriber has received the subscription prospectus;

               (ix) A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the Subscription Rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Holding Company and the Bank, and that the Subscription Rights may be exercised only by delivering the Order Form, properly completed and executed, to the Bank or its representative by the expiration date, together with required payment of the Maximum Subscription Price for all shares of Holding Company Conversion Stock subscribed for;

               (x) A statement that the Subscription Rights are non-transferable and that all shares of Holding Company Conversion Stock subscribed for upon exercise of Subscription Rights must be purchased on behalf of the Person exercising the Subscription Rights for his own account; and

               (xi) A statement that, after receipt by the Bank or its representative, a Subscription may not be modified, withdrawn or canceled without the consent of the Bank.

     G.  Method of Payment
         -----------------

     Payment for all shares of Holding Company Conversion Stock subscribed for, computed on the basis of the Maximum Subscription Price, must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check, or, if the subscriber has a Deposit Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's account.

     If a subscriber authorizes the Bank to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Holding Company Conversion Stock has been sold or the Plan of Conversion is terminated, whichever is earlier. The Bank will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties with the exception of prepaid interest in the form of promotional gifts. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement, in which event the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Holding Company Conversion Stock under the Plan of Conversion. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Conversion. Payments made in cash, by check or money order will be placed by the Bank in an escrow or other account established specifically for this purpose.

     In the event of an unfilled amount of any subscription order, the Converted Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Conversion, including any difference between the Maximum Subscription Price and the Actual Subscription Price (unless subscribers are afforded the right to apply such difference to the purchase of additional whole shares). If for any reason the Conversion is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Bank.

     If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares subscribed for at the time they subscribe, but may pay for such shares of Holding Company Conversion Stock subscribed for upon consummation of the Conversion. In the event that, after the completion of the Subscription Offering, the amount of shares to be issued is increased above the maximum of the appraisal range included in the Prospectus, the Tax Qualified and Non-Tax Qualified Employee Plans shall be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the appraisal range provided that such subscriptions shall continue to be subject to applicable purchase limits and stock allocation procedures.

     H.  Undelivered, Defective or Late Order Forms; Insufficient Payment
         ----------------------------------------------------------------

     The Boards of Directors of the Holding Company and the Bank shall have the absolute right, in their sole discretion, to reject any Order Form, including but not limited to, any Order Forms which (i) are not delivered or are returned by the United States Postal Service (or the addressee cannot be located); (ii) are not received back by the Bank or its representative, or are received after the termination date specified thereon; (iii) are defectively completed or executed; (iv) are not accompanied by the total required payment for the shares of Holding Company Conversion Stock subscribed for (including cases in which the subscribers' Deposit Accounts or certificate accounts are insufficient to cover the authorized withdrawal for the required payment); or (v) are submitted by or on behalf of a Person whose representations the Boards of Directors of the Holding Company and the Bank believe to be false or who they otherwise believe, either alone or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan. In such event, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such Person failed to return the completed Order Form within the time period specified therein. The Bank may, but will not be required to, waive any irregularity relating to any Order Form or require submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation of the Holding Company and the Bank of the terms and conditions of this Plan and of the proper completion of the Order Form will be final, subject to the authority of the OTS.

     I.  Member in Non-Qualified States or in Foreign Countries
         ------------------------------------------------------

     The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Holding Company Conversion Stock pursuant to the Plan reside. However, no shares will be offered or sold under the Plan of Conversion to any such Person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of Persons otherwise eligible to subscribe for shares under the Plan of Conversion reside or as to which the Holding Company and the Bank determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Holding Company or the Bank or any of their officers, directors or employees register, under the securities laws of such state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of Subscription Rights to any such Person.

VII. FEDERAL STOCK CHARTER AND BYLAWS
     --------------------------------

     A. As part of the Conversion, the Bank will take all appropriate steps to amend its charter to read in the form of federal stock savings institution charter as prescribed by the OTS. A copy of the proposed stock charter is available upon request. By their approval of the Plan, the Members of the Bank will thereby approve and adopt such charter.

     B. The Bank will also take appropriate steps to amend its bylaws to read in the form prescribed by the OTS for a federal stock savings institution. A copy of the proposed federal stock bylaws is available upon request.

     C. The effective date of the adoption of the Bank's federal stock charter and bylaws shall be the date of the issuance and sale of the Holding Company Conversion Stock as specified by the OTS.

     D. As part of the Bank Conversion, a national bank articles of association and bylaws will be adopted to allow the National Bank to operate as a national bank. By approving the Plan, the Members of the Bank will thereby approve such articles of association and bylaws. Prior to completion of the Bank Conversion, the articles of association and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Section XVI below. The effective date of the articles of association and bylaws of the National Bank shall be the date of the consummation of the Bank Conversion.

VIII. HOLDING COMPANY CERTIFICATE OF INCORPORATION
      --------------------------------------------

     A copy of the proposed certificate of incorporation of the Holding Company will be made available from the Bank upon request.

IX.   DIRECTORS OF THE CONVERTED BANK AND THE NATIONAL BANK
      -----------------------------------------------------

     Each Person serving as a member of the Board of Directors of the Bank at the time of the Stock Conversion will thereupon become a director of the Converted Bank. If the Bank Conversion is consummated, each person serving as a member of the Board of Directors of the Converted Bank at the time of the Bank Conversion will become a director of the National Bank.

X.   STOCK OPTION AND INCENTIVE PLAN AND RECOGNITION AND RETENTION PLAN
     ------------------------------------------------------------------

     In order to provide an incentive for directors, Officers and employees of the Holding Company and its subsidiaries (including the Bank), the Board of Directors of the Holding Company intends to adopt, subject to shareholder approval, a stock option and incentive plan and a recognition and retention plan as permitted by applicable regulation following the Conversion.

XI.  CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE PLANS
     ---------------------------------------------

     The Converted Bank and the Holding Company may in their discretion make scheduled contributions to any Tax-Qualified Employee Plans, provided that any such contributions which are for the acquisition of Holding Company Conversion Stock, or the repayment of debt incurred for such an acquisition, do not cause the Converted Bank to fail to meet its regulatory capital requirements.

XII.  SECURITIES REGISTRATION AND MARKET MAKING
      -----------------------------------------

     Promptly following the Stock Conversion, the Holding Company will register its common stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Holding Company will undertake not to deregister such common stock, without the approval of the OTS, for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist two or more market makers to establish and maintain a market for its common stock promptly following Conversion. The Holding Company will also use its best efforts to cause its common stock to be quoted on the Nasdaq System or to be listed on a national or regional securities exchange.

XIII. STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION
      -------------------------------------------------------------

     Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or Accounts in the Converted Bank, equal in amount to the withdrawable value of such account holder's Deposit Account or Accounts prior to the Stock Conversion. Each Person holding a Deposit Account at the Converted Bank as of immediately prior to consummation of the Bank Conversion as set forth in Section V.B. herein shall receive, without payment, a withdrawable Deposit Account or Deposit Accounts in the National Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All Deposit Accounts will continue to be insured by the Federal Deposit Insurance Corporation up to the applicable limits of insurance coverage, and shall be subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank at the time of the Conversion. All loans shall retain the same status after Conversion as these loans had prior to Conversion.

XIV.  LIQUIDATION ACCOUNT
      -------------------

     For purposes of granting to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts at the Converted Bank a priority in the event of a complete liquidation of the Converted Bank, the Converted Bank will, at the time of Conversion, establish a liquidation account in an amount equal to the net worth of the Bank as shown on its latest statement of financial condition contained in the final offering circular used in connection with the Conversion. The creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the regulatory capital accounts of the Converted Bank; provided, however, that such regulatory capital accounts will not be voluntarily reduced below the required dollar amount of the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to the Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount balance").

     The initial subaccount balance of a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the Qualifying

Deposit in the Deposit Account on the Eligibility Record Date or the Supplemental Eligibility Record Date and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders on such record dates in the Bank. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the record date is less than the lesser of (i) the deposit balance in such Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Deposit Account on the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance shall be reduced in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Deposit Account. If all funds in such Deposit Account are withdrawn, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted subaccount balances for Deposit Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Deposit Accounts and other liabilities, or similar transactions with another institution the accounts of which are insured by the Federal Deposit Insurance Corporation, shall be considered to be a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

     The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Bank for purposes of the distribution of the liquidation account. Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Converted Bank in connection therewith, shall be assumed by the National Bank.

     The liquidation account shall be maintained by the National Bank, under the same rules and conditions applicable to the Converted Bank, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Deposit Account in the National Bank.

XV.  RESTRICTIONS ON ACQUISITION OF CONVERTED BANK, THE NATIONAL BANK, OR THE
     ------------------------------------------------------------------------
     HOLDING COMPANY
     ---------------

     Regulations of the OTS limit acquisitions, and offers to acquire, direct or indirect beneficial ownership of more than 10% of any class of an equity security of the Converted Bank or the Holding Company. In addition, consistent with the regulations of the OTS, the charter of the Converted Bank shall provide that for a period of five years following completion of the Conversion: (i) no Person (i.e., no individual, group acting in concert, corporation, partnership, association, joint stock company, trust, or unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution) shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of the Bank's equity securities. Shares beneficially owned in violation of this charter provision shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the shareholders for a vote. This limitation shall not apply to any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Bank by a corporation whose ownership is or will be substantially the same as the ownership of the Bank, provided that the offer or acquisition is made more than one year following the date of completion of the Conversion; (ii) shareholders shall not be permitted to cumulate their votes for elections of directors; and (iii) special meetings of the shareholders relating to changes in control or amendment of the charter may only be called by the Board of Directors.

     Upon consummation of the Bank Conversion, no person (i.e., an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of the Holding Company's stock without the prior approval of the FRB.

     The Holding Company may provide in its certificate of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Stock Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Bank. The Holding Company may provide in its certificate of incorporation for such other provisions affecting the acquisition of Holding Company stock as shall be determined by its Boards of Directors.

XVI. AMENDMENT OR TERMINATION OF PLAN
     --------------------------------

     If necessary or desirable, the Plan may be amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Bank. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Bank only with the concurrence of the OTS. Any amendments to the Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required.

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

     The Plan may be terminated by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting of Members, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors of the Bank may modify or terminate the Plan upon the order or with the approval of the OTS and without further approval by Members. The Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months of the date of the Special Meeting. A specific resolution approved by a majority of the Board of Directors of the Bank is required in order for the Bank to terminate the Plan prior to the end of such 24 month period.

XVII.  EXPENSES OF THE CONVERSION
       --------------------------

     The Holding Company and the Bank shall use their best efforts to assure that expenses incurred by them in connection with the Conversion shall be reasonable.

XVIII. TAX RULING
       ----------

     Consummation of the Conversion is expressly conditioned upon prior receipt of either a ruling of the United States Internal Revenue Service or an opinion of tax counsel with respect to federal taxation, and either a ruling of the Missouri taxation authorities or an opinion of tax counsel or other tax advisor with respect to Missouri taxation, to the effect that consummation of the transactions contemplated herein will not be taxable to the Holding Company or the Bank.

XIX.   EXTENSION OF CREDIT FOR PURCHASE OF COMMON STOCK
       ------------------------------------------------

     The Bank may not knowingly loan funds or otherwise extend credit to any Person to purchase in the Conversion shares of Holding Company Conversion Stock.

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